                                                                     Exhibit 4.2


THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    SBE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                                                                   JUNE 27, 2003
                            VOID AFTER JUNE 27, 2008

     THIS CERTIFIES THAT, for value received, ________, with ___ principal residence or office at ______________, or permitted assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from SBE, Inc., a Delaware corporation (the "Company"), up to _______________ shares of the Common Stock of the Company (the "Common Stock"), as adjusted as provided below.

     1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

         (A) "Exercise Period" shall mean the period commencing with the date hereof and ending at 5:00 p.m. (California time) on the fifth anniversary of the date hereof.

         (B) "Exercise Price" shall mean $1.50 per share, subject to adjustment pursuant to Section 5 below.

         (C) "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

     2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

         (A) An executed Notice of Exercise in the form attached hereto;

         (B) Payment of the Exercise Price either in cash or by check; and

         (C) This Warrant.

     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

          Where   X =    the  number of  shares of Common  Stock to be issued to
                         the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)

         For purposes of the above calculation, the "fair market value" of one share of Common Stock shall mean (i) the average of the closing sales prices for the shares of Common Stock on the Nasdaq SmallCap Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holders if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, "Bloomberg") for the 10 consecutive trading days immediately preceding such date, or (ii) if the Nasdaq SmallCap Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

     3. COVENANTS OF THE COMPANY.

         (A) COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

         (B) NO IMPAIRMENT. Except as and to the extent waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

         (C) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     4. REPRESENTATIONS AND COVENANTS OF HOLDER.

         (A) ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

         (B) SECURITIES ARE NOT REGISTERED.

         (1) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention except as set forth in Article 7 of the Securities Purchase Agreement dated as of the date hereof by and among the Company and the purchasers named therein (the "Securities Purchase Agreement").

         (2) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company will register the Exercise Shares pursuant to the provisions of Section 7 of the Securities Purchase Agreement.

         (3) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

     (C) DISPOSITION OF WARRANT AND EXERCISE SHARES.

         (1) The Holder will not make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

              (A) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

              (B) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

              (C) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

         (2) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     5. ADJUSTMENT OF EXERCISE PRICE AND SHARES.

         (A) In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

     (B) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

         (1) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in section 5(a) above),

         (2) any cash paid or payable otherwise than as a cash dividend, or

         (3) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 5(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (2) and (3) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price shall also be subject to downward adjustment as provided in Section 7.4 of the Securities Purchase Agreement.

     (C) SALE OF COMMON STOCK BELOW EXERCISE PRICE.

         (I) If at any time or from time to time after the issuance hereof, the Company issues or sells, or is deemed by the express provisions of this Section 5(c) to have issued or sold Additional Shares of Common Stock (as defined below) for an Effective Price (as defined below) less than the then-existing Exercise Price (a "Qualifying Dilutive Issuance"), then and in each such case, the then-existing Exercise Price shall be reduced, as of 12:01 a.m. New York time on the date immediately after such issue or sale, to a price equal to the Effective Price of such Additional Shares of Common Stock issued or deemed to be issued in the Qualifying Dilutive Issuance.

         (II) No adjustment shall be made to the Exercise Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 5(c) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Exercise Price.

         (III) For the  purpose of making  any  adjustment  required  under this
Section 5(c), the consideration received by the Company for any issue or sale of securities (the "Aggregate Consideration") shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company. If Additional Shares of Common Stock or Convertible Securities (as defined below) are sold together with other stock or securities or other assets of the Company for a consideration that covers both, Aggregate Consideration will be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

         (IV) (1) For the purpose of the adjustment required under this Section 5(c), if the Company sells preferred stock, options, warrants, purchase rights or other securities convertible into or exercisable for Additional Shares of Common Stock ("Convertible Securities"), the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities plus the minimum amounts of consideration, if any, payable to the Company upon the conversion or exercise thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

              (2) If the minimum amount of consideration payable to the Company upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price on the then-unexercisable portion of this Warrant shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such Convertible Securities.

              (3) No further adjustment of the Exercise Price, as adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock the conversion or exercise of any such Convertible Securities. If the conversion or exercise privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price as adjusted upon the issuance of such Convertible Securities shall be readjusted to the Exercise Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common

Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise or conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

         (V) For the purpose of making any adjustment to the Exercise Price as required under this Section 5(c), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(c) (including shares of Common Stock subsequently reacquired or retired by the Company) for cash in a bona fide financing transaction or any other assets or consideration in any transaction. Notwithstanding the foregoing, Additional Shares of Common Stock shall not include:

              (1) shares of Common Stock or Convertible Securities issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements;

              (2) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the date hereof;

              (3) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination;

              (4) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; and

              (5) any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements.

     References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(c). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(c), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 5(c), for such Additional Shares of Common Stock.

         (D) The Exercise Price shall also be subject to downward adjustment as provided in Section 7.4 of the Securities Purchase Agreement.

     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

     7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     8. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     10. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on the signature page or at such other address as the Company or Holder may designate by 10 days' advance written notice to the other parties hereto.

     11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

     The Company has caused this Warrant to be executed by its duly authorized officer as of June 27, 2003.


                          SBE, INC.



                          By:
                              ------------------------------------
                              David Brunton
                              Chief Executive Officer

                          Address:    2305 Camino Ramon
                                      San Ramon, CA  94583

                          Holder's address:

                               NOTICE OF EXERCISE



TO:  SBE, INC.

         (1) |_| The undersigned hereby elects to purchase ________ shares of the Common Stock of SBE, INC. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         |_| The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

                            ------------------------
                                     (Name)

                            ------------------------

                            ------------------------
                                    (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, other than as contemplated by Article 7 of the Securities Purchase Agreement dated as of June 27, 2003 by and among the Company and the purchasers named therein (the "Securities Purchase Agreement"); (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered (except to the extent a registration statement pursuant to and as contemplated by Article 7 of the Securities Purchase Agreement is effective) under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.



---------------------------------       ----------------------------------
(Date)                                  (Signature)


                                        ----------------------------------
                                        (Print name)

                                 ASSIGNMENT FORM

     (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
      -------------------------------------------------------------------------
                                    (Please Print)

Address:
         ----------------------------------------------------------------------
                                    (Please Print)

Dated:  __________, 20__

Holder's
Signature:
            -----------------------------------------------------------

Holder's
Address:
          -------------------------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.